UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2021
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TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 12, 2021, Travere Therapeutics, Inc. (the “Company”) announced that its chief medical officer, Noah Rosenberg, M.D., will be transitioning to an executive advisor role at the end of 2021. Dr. Rosenberg will continue to serve as chief medical officer until December 31, 2021 and is expected to serve as an executive advisor to the Company through 2022 in support of ongoing clinical trial oversight and planned regulatory submissions.

On October 12, 2021, the Company and Dr. Rosenberg entered into a Transition Agreement in support of the above-described transition. The Transition Agreement provides Dr. Rosenberg with separation benefits in connection with the transition that are substantially consistent with the severance benefits provided for under Dr. Rosenberg’s employment agreement. The parties also intend to enter into a consulting agreement pursuant to which Dr. Rosenberg will be paid a monthly retainer fee for providing consulting services during the period January 2022 through May 2022, and will be paid a customary hourly fee for consulting services performed during the period from June 2022 through December 2022. Under the planned consulting agreement, Dr. Rosenberg will also be entitled to a success bonus upon the acceptance for filing by the FDA of the first sparsentan NDA, in an amount equal to his 2021 target bonus and other terms to be set forth in the consulting agreement, in exchange for a waiver and release of claims.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", “potential”, "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to the expected scope of Dr. Rosenberg’s consulting for the Company during 2022. Such forward-looking statements are based on current information available to the Company and involve inherent risks and uncertainties, including factors that could delay, divert or change any such forward-looking statements, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with clinical development and the regulatory review and approval process. In addition, such risks and uncertainties may include those described in the Company’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC, which are available at the Company’s website (www.travere.com) under “Investors & Media”. You are cautioned not to place undue reliance on any forward-looking statements as there are important factors that could cause actual results to differ materially from those in any forward-looking statements, many of which are beyond our control. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statements.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

10.1	Transition Agreement dated October 12, 2021, between the Company and Noah Rosenberg, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: October 12, 2021	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary